Exhibit (h)(10)

FORM OF

PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of [    ], 20[    ], among [Name of New Trust], a [    ] trust, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and PIMCO ETF Trust and PIMCO Equity Series, each a statutory trust organized under the laws of the State of Delaware (each, a “Trust” and collectively, the “Trusts”), each on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, a “Fund” and collectively, the “Funds”).

WHEREAS, each Acquiring Fund and each Fund are registered with the U.S. Securities and Exchange Commission (“SEC”) as open-end management investment companies under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Acquiring Fund to invest in shares of a Fund;

WHEREAS, Pacific Investment Management Company LLC and the applicable Trust have obtained orders from the SEC dated June 1, 2009 with respect to the fixed income index Funds, November 10, 2009 with respect to the actively-managed Funds and [ ], 2017 with respect to the equity index Funds (each, an “Order,” and together, the “Orders”), which permit registered investment companies to invest in the index Funds and the actively-managed Funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act, and which permit the Funds, their principal underwriter, and any broker or dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) to sell shares of the index Funds and the actively-managed Funds beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in accordance with the conditions of the Orders and the representations in the applications filed to obtain the Orders (the “Applications”); and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act and the Funds, their principal underwriter and brokers or dealers registered under the Exchange Act may sell Fund shares beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in reliance on the Orders.

NOW THEREFORE, in consideration of the potential benefits to the Acquiring Funds and the Funds arising out of an Acquiring Fund’s investment in the Funds, the parties agree as follows. All capitalized terms not defined herein shall have the meaning ascribed to them in the SEC Notice of Application for the Orders (each, a “Notice,” and together, the “Notices”), attached hereto as Schedule C.

1.	Representations and Obligations of the Funds.

(a) The Funds have provided to the Acquiring Funds copies of the applicable Order and Notice. The Funds will upon request promptly provide each Acquiring Fund with (i) a copy of any amendments to the applicable Order and (ii) a copy of the applicable Application.

(b) In connection with any investment by an Acquiring Fund in a Fund, such Fund agrees (i) to comply with the terms and conditions of the applicable Order and this Agreement and (ii) to promptly notify the Acquiring Fund if such Fund fails to comply with the terms and conditions of the applicable Order or this Agreement.

2.	Representations and Obligations of the Acquiring Funds.

(a) Any investment adviser within the meaning of Section 2(a)(20)(B) of the 1940 Act to an Acquiring Fund will be registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(b) The members of an Acquiring Fund’s Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Acquiring Fund’s SubAdvisory Group, if any, will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act.

(c) If, as a result of a decrease in the outstanding voting securities of a Fund, an Acquiring Fund’s Advisory Group or an Acquiring Fund’s SubAdvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a Fund, the Acquiring Fund will vote its shares of the Fund in the same proportion as the vote of all other holders of the Fund’s shares. Notwithstanding the foregoing, neither this paragraph nor the preceding paragraph shall apply to an Acquiring Fund’s SubAdvisory Group with respect to a Fund for which the Acquiring Fund SubAdviser or a person controlling, controlled by or under common control with the Acquiring Fund SubAdviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

(d) No Acquiring Fund or Acquiring Fund Affiliate will cause any existing or potential investment by the Acquiring Fund in a Fund to influence the terms of any services or transactions between the Acquiring Fund or an Acquiring Fund Affiliate and the Fund or a Fund Affiliate.

(e) The board of directors or trustees of an Acquiring Fund, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to ensure that the Acquiring Fund Adviser and any Acquiring Fund SubAdviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions. Such procedures shall be substantially in the form of the Draft Board Procedures at Appendix A.

(f) The Acquiring Fund Adviser, Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Acquiring Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under Rule 12b-1 under the 1940 Act) received from a Fund by the Acquiring Fund Adviser, Trustee or Sponsor, or an affiliated person of the Acquiring Fund Adviser, Trustee or Sponsor, other than any advisory fees paid to the Acquiring Fund Adviser, or Trustee or Sponsor, or its affiliated person by the Fund, in connection with the investment by the Acquiring Fund in the Fund. Any Acquiring Fund SubAdviser will waive fees otherwise payable to the Acquiring Fund SubAdviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a Fund by the Acquiring Fund SubAdviser, or an affiliated person of the Acquiring Fund SubAdviser, other than any advisory fees paid to the Acquiring Fund SubAdviser or its affiliated person by the Fund, in connection with the investment by the Investing Management Company in the Fund made at the direction of the Acquiring Fund SubAdviser. In the event that the Acquiring Fund SubAdviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

(g) No Acquiring Fund or Acquiring Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause a Fund to purchase a security in an Affiliated Underwriting.

(h) The board of directors or trustees of such Acquiring Fund and such Acquiring Fund’s investment advisers or Trustee or Sponsor, as applicable, understand the terms and conditions of the applicable Order and each agrees to fulfill its responsibilities under that Order.

(i) Each Acquiring Fund will promptly notify a Fund in writing at the time of any investment by such Acquiring Fund in the Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). In connection with the notification provided above, such Acquiring Fund shall also provide to the Fund in writing a list of the names of each Acquiring Fund Affiliate and Underwriting Affiliate and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs. The Acquiring Fund will maintain and preserve a copy of the applicable Order, this Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place. An Acquiring Fund shall be deemed to have complied with the requirement to deliver any notification or list under this paragraph when the applicable Fund has received such notification or list from the Acquiring Fund by email at ETFPANotification@pimco.com.

(j) Each Acquiring Fund will promptly notify a Fund in writing of any purchase or acquisition of shares of the Fund that causes such Acquiring Fund to hold (i) 5% or more of such Acquiring Fund’s total outstanding voting securities of the Fund or (ii) 10% or more of such Acquiring Fund’s total outstanding voting securities of the Fund.

(k) Prior to approving any advisory contract under Section 15 of the 1940 Act, the board of directors or trustees of each Investing Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged under such advisory contracts are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund in which the Investing Management Company may invest. These findings and their basis will be recorded fully in the minute books of the appropriate Investing Management Company.

(l) Each Acquiring Fund will fully comply with FINRA Rule 2341 relating to funds of funds. Any sales charges and/or service fees charged with respect to shares of an Acquiring Fund will not exceed the limits applicable to a fund of funds set forth in FINRA Rule 2341.

(m) Each Acquiring Fund: (i) agrees to fully comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder; (ii) acknowledges that it has received a copy of the applicable Order and Notice; (iii) understands and agrees to comply with the terms and conditions of the applicable Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the applicable Order; (iv) agrees to fulfill its responsibilities under the applicable Order; (v) represents that investments in the Funds will be accomplished in compliance with the Acquiring Fund’s investment restrictions and will be consistent with the investment policies set forth in the Acquiring Fund’s registration statement; (vi) acknowledges that it may rely on the applicable Order only to invest in Funds and not in any other investment company; (vii) agrees to promptly notify the Funds if it fails to comply with the applicable Order or this Agreement; and (viii) agrees to promptly provide a Fund with any further information requested by the Fund.

(n) Each Acquiring Fund acknowledges and understands that a Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any direct purchase of Creation Units by an Acquiring Fund.

(o) Each Acquiring Fund acknowledges that the receipt of compensation by (i) an affiliated person of an Acquiring Fund, or an affiliated person of such person, for the purchase by the Acquiring Fund of shares of a Fund or (ii) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its shares to an Acquiring Fund, may be prohibited by Section 17(e)(1) of the 1940 Act.

3.	Indemnification.

The Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Funds and the Trusts, including any of their principals, trustees, officers, employees and agents (“PIMCO Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”)

asserted against the Fund and/or the Trusts, including any PIMCO Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a material breach by such Acquiring Fund of any provision of this Agreement; or (iii) a violation by such Acquiring Fund of the terms and conditions of the applicable Order. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

4.	Materials.

To the extent an Acquiring Fund refers to one or more Funds in any prospectus, statement of additional information, each Acquiring Fund agrees to:

(a)    Refer to such Funds as, for example, the “PIMCO [                ] Fund”; and

(b)    Include the following notice within reasonable proximity to the reference to such Fund:

None of Pacific Investment Management Company LLC, PIMCO Investments LLC, [PIMCO ETF Trust or PIMCO Equity Series (as applicable)], or the PIMCO [                ] Fund make any representations regarding the advisability of investing in [Name of Acquiring Fund].

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the applicable Order, shall be in writing and shall be delivered by registered or overnight mail, and electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).

If to the Acquiring Fund:

If to a Fund:

PIMCO ETF Trust

PIMCO Equity Series

Attn: Ryan Leshaw

650 Newport Center Drive

Newport Beach, CA 92660

Telephone: (800) 927- 4648

6.	Addition of New Funds

Schedule B lists the Funds in existence as of the date of this Agreement. Additional Funds may be created from time to time. Acquiring Fund agrees that in the event an Acquiring Fund invests in a Fund that is created after the date of this Agreement, such investment shall be governed by the terms of this Agreement and such Fund shall be deemed to be added to Schedule B as of the date of the initial investment in such Fund.

7.	Termination; Governing Law; Amendment.

(a)     This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. This Agreement may not be assigned by either party without the prior written consent of the other.

(b)     This Agreement will be governed by Delaware law without regard to choice of law principles.

(c)     In any action involving a Fund under this Agreement, each Acquiring Fund agrees to look solely to the individual Fund(s) that is/are involved in the matter in controversy and not to any other series of the Trusts.

(d)     This Agreement may be amended or modified by a written document signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Name of New Trust]

on behalf of its series,

severally and not jointly,

Name:

Title:

PIMCO ETF Trust on behalf of each of its series listed on Schedule B, severally and not jointly,

Name:

Title:

PIMCO Equity Series on behalf of each of its series listed on Schedule B, severally and not jointly,

Name:

Title:

SCHEDULE A

List of Funds

[Name of New Trust]

SCHEDULE B

List of Funds

PIMCO ETF Trust

Fixed Income Index Funds

•	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

•	PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

•	PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

•	PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

•	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

•	PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

•	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

Actively-Managed Funds

•	PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

•	PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

•	PIMCO Low Duration Active Exchange-Traded Fund

•	PIMCO Short Term Municipal Bond Active Exchange-Traded Fund

•	PIMCO Total Return Active Exchange-Traded Fund

PIMCO Equity Series

Equity Index Funds

•	PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF

•	PIMCO RAFI Dynamic Multi-Factor International Equity ETF

•	PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF

SCHEDULE C

Order and Related Notice of Application

APPENDIX A

Draft Board Procedures

Pursuant to Conditions 9 (Fixed Income Index Funds) and

B3 (Actively-Managed Funds and Equity Index Funds)

of the Applications for the Orders

On June 1, 2009 (in respect of the fixed income index Funds), November 10, 2009 (in respect of the actively-managed Funds) and [    ], 2017 (in respect of the equity index Funds), Pacific Investment Management Company LLC and PIMCO ETF Trust or PIMCO Equity Series, as applicable, were granted exemptive relief from Section 12(d)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) by the Securities and Exchange Commission in the form of orders (the “Orders”). The Orders permit investment companies to invest in exchange-traded series (the “Funds”) of the PIMCO ETF Trust or PIMCO Equity Series, as applicable (collectively, the “Trusts”) in excess of the Section 12(d)(1) limits, subject to certain conditions.

The Board of [Directors/Trustees] of the [Acquiring Fund] on behalf of [the Acquiring Fund Series] (collectively, the “Acquiring Funds”), including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, has reviewed the Participation Agreement between the Trusts and the [name of Acquiring Fund] and has approved the following procedures designed to ensure that [Acquiring Fund Investment Adviser] (the “Adviser”) [and [Acquiring Fund SubAdviser]] [is/are] conducting the investment program of the Acquiring Funds without taking into account any consideration received by the Acquiring Fund or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

1.	The Adviser [and Acquiring Fund Subadviser] [is/are] directed to conduct each Acquiring Fund’s investment program without taking into account the consideration (if any) paid by a Fund, or its respective Master Fund, or a Fund Affiliate to such Acquiring Fund or an Acquiring Fund Affiliate in connection with any services or transactions, pursuant to the Adviser’s [and Acquiring Fund Subadviser’s] own written procedures.

2.	The [name of Acquiring Fund] [Directors/Trustees], including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, will review and initially approve these procedures on behalf of the Acquiring Funds and will review these procedures from time to time thereafter as necessary or appropriate.

3.	The Adviser [and Acquiring Fund Subadviser] will provide the Board of [Directors/Trustees] with an annual certification that all investments in the Funds by the Acquiring Funds in excess of the
Section 12(d)(1) limits complied with Condition 9 of the Application for the Order (in respect of the fixed income index Funds), Condition B3 of the Application for the Order (in respect of the actively-managed Funds) and Condition B3 of the Application for the Order (in respect of the equity index Funds). The Adviser [and Acquiring Fund Subadviser] will report to the Board, and provide an explanation for, any such investment that did not comply with such Condition.

4.	These procedures, and any modifications hereto, will be maintained and permanently preserved in an easily accessible place with the records of the [name of Acquiring Fund] on behalf of the Acquiring Funds and the minutes of the meeting.

5.	The [name of Acquiring Fund] on behalf of the Acquiring Funds will maintain and preserve for a period of not less than six years from the end of the fiscal year during which an Acquiring Fund invested in a Fund in excess of the Section 12(d)(1) limits (the first two years in an easily accessible place), a written record of each such investment and the determinations made pursuant to these procedures.

Adopted: [date]